                                                                    EXHIBIT 99.1

                             SUBSCRIPTION AGREEMENT

                                 BANCTENN CORP.

                         (EXERCISE OF PREEMPTIVE RIGHTS)

         The undersigned, having read the Prospectus of BancTenn Corp., dated ___________________, 2000, and in sole reliance on the information contained therein, hereby subscribes to purchase ________________ shares of the common stock of BancTenn Corp. at a price of $28.00 per share and, in submitting this Subscription Agreement, agrees as follows:

         1. Enclosed is the undersigned's check in the amount of $__________________, payable to BancTenn Corp., which represents the undersigned's offer to purchase _______________ shares at $28.00 per share.

         2. The undersigned warrants and represents that he is a shareholder of record as of _______________, 2000, and is therefore entitled to exercise preemptive rights to purchase stock in the offering. The undersigned acknowledges that BancTenn Corp. currently has 1,468,626 shares issued and outstanding and is offering for sale 428,571 additional shares in the offering. Preemptive rights entitle the undersigned to purchase a portion of the 428,571 shares based upon the undersigned's current ownership percentage of the 1,468,626 shares issued and outstanding.

         3. This Subscription Agreement is submitted by the undersigned for the purpose of exercising the undersigned's preemptive rights as set forth in the Prospectus and, if so indicated below, to purchase additional shares in excess of the undersigned' s preemptive rights.

         4. Except for the exercise of preemptive rights, BancTenn Corp. reserves the right to accept or reject any subscription for any reason whatsoever. Except for the exercise of preemptive rights, BancTenn Corp. also reserves the right to (i) accept a subscription for a number of shares less than the number subscribed for by the undersigned and (ii) accept subscriptions for a number of shares less than or greater than that number stated in the Prospectus.

         5. If the portion of this Subscription Agreement seeking to purchase shares in excess of the undersigned's preemptive rights is not accepted, or if the number of additional shares approved is less than the number of shares subscribed by the undersigned, the excess funds tendered by the undersigned shall be returned by BancTenn Corp., without interest, within ______ days after BancTenn Corp. has completed its actions in regard to this Subscription Agreement.

         6. The undersigned acknowledges that all shareholders' preemptive rights will expire on ____________________, 2000. AFTER SUCH DATE, BANCTENN CORP. SHALL BE PERMITTED TO SELL TO THE GENERAL PUBLIC, INCLUDING OTHER EXISTING SHAREHOLDERS OF BANCTENN CORP., ANY SHARES NOT SUBSCRIBED FOR BY THE UNDERSIGNED FOR WHICH THE UNDERSIGNED'S PREEMPTIVE RIGHTS HAVE EXPIRED.

         7. A certificate representing the shares purchased by the undersigned shall be issued by BancTenn Corp. and delivered to the undersigned within ______ days after the close of the offering. Shipment of such certificate(s) shall be at the undersigned's sole risk.

         8. The undersigned warrants that he, she or it is subscribing to purchase the shares for investment purposes and for his, her or its own account, and not with a view or expectation toward resale or distribution. The undersigned further warrants that he, she or it is not acting as the agent for, or in concert with, any other person, partnership, corporation, limited liability company or other entity, other than as specifically set forth herein, and is a bona fide resident of the state indicated below.

         9. The undersigned certifies that (i) the social security number or taxpayer identification number given herein is correct, and (ii) the undersigned is not subject to backup withholding. If the undersigned has been notified by the Internal Revenue Service that he, she or it is subject to backup withholding because of under-reporting of interest or dividends, the undersigned must cross through number (ii) above.

         10. Please complete the following calculations to verify the number of shares that you are entitled to purchase through the exercise of preemptive rights and to show total subscription:

STEP 1:  State number of shares currently owned              _________________

STEP 2:  Divide number of shares on Line 1 by 1,468,626;
         carry number out to fourth decimal place
         (e.g., .NNNN)                                       _________________

STEP 3:  Multiply 428,571 by the decimal number on Line 2*   _________________

STEP 4:  Indicate number of shares calculated on line 3 for
         which the undersigned desires to exercise his, her
         or its preemptive rights (cannot exceed the number
         on line 3)                                          _________________

STEP 5: Indicate additional number of shares requested       _________________

STEP 6: Total number of shares subscribed
        (add Lines 4 and 5)                                  _________________

* This is the number of shares for which the undersigned has preemptive rights, assuming 428,571 shares are sold in the offering. Preemptive rights for any fractional shares will be rounded down to the nearest whole share. Even if the actual number of shares sold in the offering is less than 428,571, the undersigned's preemptive rights subscription will be effective for the total number of shares subscribed for above.

         11. Form of stock ownership (see attached Guide for more information):


[ ] Individual                          [ ] Fiduciary Trust (Under Agreement Dated _____)           [ ] Partnership
[ ] Joint Tenants                       [ ] *Uniform Transfer to Minors                             [ ] Corporation
[ ] Tenants in Common                   [ ] *Uniform Gift to Minors                                 [ ] **IRA
_________________________

*Minor's social security number required.   ** Custodian name and signature required.

Name                                                   Social Security or Tax I.D.
     ------------------------------------------------                              --------------------------------
Name                                                   Telephone (          )
     ------------------------------------------------            --------------------------------------------------
Street Address
               ----------------------------------------------------------------------------------------------------
City                                          State                                 Zip Code
     ---------------------------------------        ----------------------------             ----------------------
State of Residence                                            Date:                          , 2000
                   ----------------------------------               -------------------------


         12. Signatures:


_________________________________________      _____________________________________________
Name of Corporate or Other Entity              Signature of Individual Purchaser

                                               _____________________________________________
                                               Typed or Printed Name of Individual Purchaser

By: _____________________________________      _____________________________________________
    Officer or Authorized Representative       Signature of Individual Purchaser

Title: __________________________________      _____________________________________________
                                               Typed or Printed Name of Individual Purchaser



THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, OR ANY OTHER GOVERNMENTAL AGENCY. THIS SUBSCRIPTION AGREEMENT IS MADE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN BANCTENN CORP.'S PROSPECTUS DATED ________________, 2000.

--------------------------------------------------------------------------------

  INVESTMENT PRODUCTS: NOT FDIC-INSURED O NOT BANK-GUARANTEED O MAY LOSE VALUE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                GUIDE AND INSTRUCTIONS TO FORM OF STOCK OWNERSHIP

--------------------------------------------------------------------------------

ITEM 11 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of BancTenn Corp.'s common stock. Print the name(s) in which you want the shares registered and the mailing address of the registration. Include the first name, middle initial, and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.," "Mr.," "Dr.," "special account," etc. SEE YOUR LEGAL OR FINANCIAL ADVISER IF YOU ARE UNSURE ABOUT THE CORRECT REGISTRATION OF YOUR STOCK.

INDIVIDUAL - The shares are to be registered in an individual's name only. You may not list any beneficiaries.

JOINT TENANTS - Joint tenants with right of survivorship identifies two or more owners. When shares are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may identify two or more owners. When shares are held by tenants in common, upon the death of one co-tenant, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make share purchases from their deposits through a pre-arranged "trustee-to-trustee" transfer. Shares may only be held in a self-directed IRA. The Company cannot offer a self-directed IRA. The Subscription Agreement must be completed and executed by the IRA Custodian. Please contact the Company if you have any questions about your IRA account.

UNIFORM GIFT TO MINORS - For residents of many states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, shares may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares with the adult custodian being responsible for the investment until the child reaches legal age. On the first line, print the first name, middle initial, and last name of the custodian, with the abbreviation "CUST" and "Unif Tran Min Act" or "Unif Gift Min Act" after the name. Print the first name, middle initial, and last name of the minor on the second "NAME" line. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, shares held by John Doe as custodian for Susan Doe under the Ohio Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act. OH. Do not forget to use the minor's social security number. Only one custodian and one minor may be designated.

CORPORATION/PARTNERSHIP - Corporations/Partnerships may purchase shares. Please provide the Corporation's/Partnership's legal name and its tax identification number.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity. On the first "NAME" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc. On the second "NAME" line, print either the name of the maker, donor, or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will. An example of fiduciary ownership of stock in the case of a trust is: "John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement Dated June 9, 1998."